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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Turbochef Technologies, Inc.
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2001, relating to the financial statements of Turbochef Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman LLP

BDO SEIDMAN, LLP
Dallas, Texas

February 11, 2002